AT&T Reports Fourth-Quarter Results and Full-Year Results

Continued strong subscriber growth
◦656,000 postpaid phone net adds; nearly 2.9 million for the full year
◦280,000 AT&T Fiber net adds, 12 straight quarters with more than 200,000 net adds; more than 1.2 million net adds for full-year 2022, fifth straight year with 1 million or more AT&T Fiber net adds

Subscriber additions driving revenue growth
◦Domestic wireless service revenues up 5.2%; 5.1% for the full year
◦Consumer broadband revenues up 7.2% driven by AT&T Fiber revenue growth of more than 31%; full-year broadband revenues grew 6.4% with AT&T Fiber revenues up nearly 29%

Network deployment on or ahead of schedule
◦Mid-band 5G spectrum covering 150 million people, more than two times higher than original end-of-year target
◦Ability to serve more than 19 million consumer locations and more than 3 million business customer locations in more than 100 U.S. metro areas with fiber

Transformation supporting margin growth
◦Achieved more than $5 billion of $6 billion-plus run-rate cost savings target at year end

Fourth-Quarter Consolidated Results

•Revenues from continuing operations1 of $31.3 billion
•Reported EPS from continuing operations of $(3.20)2 due to non-cash charges compared to $.66 in the prior year
•Adjusted EPS* from continuing operations of $0.61 compared to $.56 in the prior year
•Cash from operating activities from continuing operations of $10.3 billion
•Capital expenditures from continuing operations of $4.2 billion; capital investment* from continuing operations of $4.7 billion
•Free cash flow* from continuing operations of $6.1 billion

Full-Year Consolidated Results

•Revenues from continuing operations of $120.7 billion
•Reported EPS from continuing operations of ($1.10) 2 due to non-cash charges
•Adjusted EPS* from continuing operations of $2.57
•Cash from operations of $35.8 billion
•Capital expenditures of $19.6 billion; capital investment* of $24.3 billion
•Free cash flow* of $14.1 billion

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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2023 Outlook – Continuing Operations

For the full year AT&T expects:

•Wireless service revenue growth of 4% or higher
•Broadband revenue growth of 5% or higher
•Adjusted EBITDA* growth of 3% or higher
•Capital investment* of about $24 billion, consistent with 2022 levels
•Free cash flow* of $16 billion or better, up $2 billion from 2022
•Adjusted EPS* of $2.35 to $2.45, which includes an expected ($0.25) of impacts from higher non-cash pension costs related to higher interest rates, lower capitalized interest and impacts from an expected higher effective tax rate of 23% to 24%

Note: AT&T’s fourth-quarter earnings conference call will be webcast at 8:30 a.m. ET on Wednesday, January 25, 2023. The webcast and related materials, including financial highlights, will be available on AT&T’s Investor Relations website at https://investors.att.com.

DALLAS, January 25, 2023 — AT&T Inc. (NYSE: T) reported fourth-quarter results that showed sustained momentum in customer additions across 5G and fiber and solid growth in wireless service and broadband revenues.

“We’re committed to connecting people to greater possibility, and our results demonstrate that our customers are responding to this,” said John Stankey, AT&T CEO. “Our consistent go-to-market strategy and the simplicity of our offerings drove continued robust, high-quality wireless and fiber customer additions in the fourth quarter. Over the last 10 quarters, we’ve demonstrated sustainable momentum in growing customer relationships, with 7.5 million postpaid phone net adds and 2.9 million AT&T Fiber net adds.

“We met or surpassed all of our profitability targets for the year all while investing at record levels to bring the benefits of our 5G and fiber technologies to even more people. As we enter 2023, I’m confident in the trajectory of our business and in our team’s ability to deliver profitable and durable growth for our shareholders.”

Consolidated Financial Results
Revenues from continuing operations for the fourth quarter totaled $31.3 billion versus $31.1 billion in the year-ago quarter, up 0.8%. This increase primarily reflects higher Mobility, Mexico and Consumer Wireline revenues, partly offset by lower Business Wireline revenues.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Operating expenses from continuing operations were $52.4 billion versus $26.2 billion in the year-ago quarter. Operating expenses increased primarily due to non-cash goodwill impairments and asset abandonments and restructuring charges in the current quarter totaling $26.8 billion. Goodwill impairments of $24.8 billion were associated with our Business Wireline, Consumer Wireline and Mexico reporting units and were driven by higher interest rates consistent with the macroeconomic environment, with secular declines also impacting Business Wireline growth rates. Asset abandonments of $1.4 billion were associated with certain wireline conduits no longer required to support our copper and fiber networks. To a lesser extent, the year-over-year increase also reflected higher bad debt expense and increased depreciation, partly offset by lower wireless equipment costs from lower volumes and the lack of 3G network shutdown costs in the fourth quarter of 2022.

Operating income (loss) from continuing operations was ($21.1) billion versus $4.9 billion in the year-ago quarter. When adjusting for the asset impairments and abandonments, and other items, adjusted operating income* from continuing operations was $5.7 billion versus $5.0 billion in the year-ago quarter.

Equity in net income of affiliates of $0.4 billion primarily from the DIRECTV investment. With adjustment for our proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment* was $0.7 billion.

Income (loss) from continuing operations was ($23.1) billion versus $5.2 billion in the year-ago quarter. Earnings per common share from continuing operations was ($3.20) versus $0.66 in the year-ago quarter. Adjusting for ($3.81), which includes asset impairments and abandonments, an actuarial loss on benefit plans, our proportionate share of intangible amortization from the DIRECTV equity method investment and other items, earnings per diluted common share* from continuing operations was $0.61 compared to $0.56 in the year-ago quarter.

Cash from operating activities from continuing operations was $10.3 billion, up $2.3 billion year over year. Capital expenditures from continuing operations were $4.2 billion in the quarter versus $3.5 billion in the year-ago quarter. Capital investment* from continuing operations, which includes $0.5 billion of cash payments for vendor financing, totaled $4.7 billion.

Free cash flow* from continuing operations was $6.1 billion for the quarter.

Full-Year Results

Revenues from continuing operations for the full year totaled $120.7 billion versus $134.0 billion in 2021, down 9.9% reflecting the impact of the U.S. Video separation in July 2021. Excluding the impact of U.S. Video, operating revenues for standalone AT&T* were up 2.1%, from $118.2 billion, primarily driven by higher revenues from Mobility, and, to a lesser extent, Mexico and Consumer Wireline, partially offset by lower Business Wireline revenues.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Operating expenses from continuing operations were $125.3 billion compared with $108.1 billion in 2021 primarily due to higher non-cash asset impairments and abandonments, and restructuring charges, partly offset by the inclusion in the prior year of U.S. Video results for seven months as well as other divested businesses. To a lesser extent, the year-over-year increase reflects higher bad debt expense, the elimination of CAF II government credits and increased wholesale network access charges. Wireless equipment costs were up slightly year over year as the impacts of higher sales volumes and the sale of higher-priced smartphones were largely offset by lower 3G network shutdown costs.

Operating income (loss) from continuing operations was ($4.6) billion versus $25.9 billion in 2021. When adjusting for asset impairments, abandonments, restructuring, and other items, adjusted operating income* from continuing operations was $23.5 billion versus $26.2 billion a year ago. When excluding the impacts of prior-year dispositions, standalone AT&T* adjusted operating income totaled $22.3 billion for full year 2021.

Equity in net income of affiliates of $1.8 billion primarily from the DIRECTV investment. With adjustment for our proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment* for full year 2022 was $3.4 billion.

Income (loss) from continuing operations was ($6.9) billion versus $23.8 billion a year ago. Earnings per common share from continuing operations was ($1.10) versus $3.02 for full-year 2021. With adjustments for both years, adjusted earnings per diluted common share from continuing operations* was $2.57 versus $2.63 for full-year 2021. On a standalone AT&T* comparative basis, adjusted earnings per diluted common share was $2.41 for 2021.

Cash from operating activities from continuing operations was $35.8 billion, down from $37.2 billion in the prior year due to inclusion of U.S. Video in 2021. Capital expenditures from continuing operations were $19.6 billion for the full year, versus $15.5 billion for full-year 2021. Capital investment* from continuing operations, which includes $4.7 billion of cash payments for vendor financing, totaled $24.3 billion.

Free cash flow* from continuing operations was $14.1 billion for the full year. Total debt was $135.9 billion at the end of the fourth quarter, and net debt* was $132.2 billion.

Communications Operational Highlights

Fourth-quarter revenues were $30.4 billion, up 0.5% year over year due to increases in Mobility and Consumer Wireline, which more than offset a decline in Business Wireline. Operating income was $7.2 billion, up 12.7% year over year, with operating income margin of 23.8%, compared to 21.2% in the year-ago quarter. Operating income in the quarter reflects the lower costs associated with a third-quarter 2022 retirement benefit plan change of about $115 million, with about $50 million for Business Wireline, $40 million for Consumer Wireline and $20 million for Mobility.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Mobility
•Revenues were up 1.7% year over year to $21.5 billion due to higher service revenues. Service revenues were $15.4 billion, up 5.2% year over year, primarily driven by subscriber and postpaid ARPU growth. Equipment revenues were $6.1 billion, down 6.3% year over year, driven by lower volumes.
•Operating expenses were $15.5 billion, down 2.3% year over year primarily due to lower equipment costs including the absence of 3G network shutdown costs, gains from tower transactions, decreased advertising costs and lower content costs. These decreases were partially offset by higher bad debt expense, increased amortization of customer acquisition costs and the elimination of CAF II government credits.
•Operating income was $6.0 billion, up 13.4% year over year. Operating income margin was 28.1%, compared to 25.2% in the year-ago quarter.
•EBITDA* was $8.1 billion, up 10.1% year over year with EBITDA margin* of 37.8%, up from 34.9% a year ago. EBITDA service margin* was 52.6%, up from 50.3% in the year-ago quarter.
•Total wireless net adds were 6.4 million including:
◦1.1 million postpaid net adds with:
◦656,000 postpaid phone net adds
◦39,000 postpaid tablet and other branded computing device net adds
◦409,000 other net adds
◦(13,000) prepaid phone net adds
•Postpaid churn was 1.01% versus 1.02% in the year-ago quarter.
•Postpaid phone churn was 0.84% versus 0.85% in the year-ago quarter.
•Prepaid churn was less than 3%, with Cricket substantially lower.
•Postpaid phone-only ARPU was $55.43, up 2.5% versus the year-ago quarter, due to pricing actions, higher international roaming and a mix shift to higher-priced unlimited plans.
•FirstNet® connections reached approximately 4.4 million across more than 24,000 agencies. FirstNet is the nationwide communications platform dedicated to public safety. The AT&T and FirstNet networks cover more than 99% of the U.S. population, and FirstNet covers more first responders than any other network in America.

Business Wireline
•Revenues were $5.6 billion, down 4.5% year over year due to lower demand for legacy voice and data services and product simplification, partly offset by growth in connectivity services. The quarter also included approximately $90 million in revenues from intellectual property sales, an increase of about $15 million year over year.
•Operating expenses were $4.8 billion, down 3.8% year over year due to ongoing operational cost efficiencies, credits associated with a retirement benefit plan change in the third quarter of 2022 and lower amortization of deferred fulfillment costs, partly offset by higher wholesale network access costs and higher depreciation expense.
•Operating income was $801 million, down 8.6%, with operating income margin of 14.2% compared to 14.8% in the year-ago quarter.

•EBITDA* was $2.2 billion, down 1.5% year over year with EBITDA margin* of 38.3%, compared to 37.2% in the year-ago quarter. EBITDA margin for both periods includes the impacts from intellectual property sales.
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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•AT&T Business serves the largest global companies, government agencies and small businesses. More than 750,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to more than 3 million U.S. business customer locations. Nationwide, more than 10 million business customer locations are on or within 1,000 feet of our fiber.3

Consumer Wireline
•Revenues were $3.2 billion, up 2.2% year over year due to gains in broadband more than offsetting declines in legacy voice and data and other services. Broadband revenues increased 7.2% due to fiber growth of more than 31%, partly offset by non-fiber revenue declines of 12.6%.
•Operating expenses were $2.9 billion, down 3.5% year over year due to lower network and customer support costs, decreased advertising costs, credits associated with a retirement benefit plan change in the third quarter of 2022, and lower content costs, partly offset by the elimination of CAF II government credits, higher depreciation expense and higher bad debt expense.
•Operating income was $376 million, up 86.1% year over year with operating income margin of 11.6%, compared to 6.4% in the year-ago quarter.
•EBITDA* was $1.2 billion, up 20.5% year over year with EBITDA margin* of 37.0%, up from 31.4% in the year-ago quarter.
•Total broadband losses, excluding DSL, were 43,000, reflecting AT&T Fiber net adds of 280,000, more than offset by losses in non-fiber services. AT&T Fiber now has the ability to serve more than 19 million customer locations and offers symmetrical, multi-gig speeds across parts of its entire footprint of more than 100 metro areas.

Latin America - Mexico Operational Highlights4

Revenues were $861 million, up 22.3% year over year primarily due to growth in both service and equipment revenues, including favorable foreign exchange impacts. Service revenues were $579 million, up 19.4% year over year, driven by growth in wholesale revenue and subscribers. Equipment revenues were $282 million, up 28.8% year over year due to higher sales.

Operating loss was ($79) million compared to ($117) million in the year-ago quarter. EBITDA* was $85 million compared to $36 million in the year-ago quarter.

Total wireless net adds were 605,000, including 515,000 prepaid net adds, 71,000 postpaid net adds and 19,000 reseller net adds.

FirstNet and the FirstNet logo are registered trademarks and service marks of the First Responder Network Authority. All other marks are the property of their respective owners.

1With the closing of the WarnerMedia transaction in April 2022, historical financial results have been recast to present WarnerMedia and other divested businesses, including Vrio, Xandr and Playdemic, as discontinued operations. Consolidated results reflect AT&T’s remaining continuing operations, which include U.S. Video and certain other dispositions in the prior year.

2Reported Earnings per Common Share from continuing operations is calculated using Income (Loss) from Continuing Operations, less Net Income Attributable to Noncontrolling Interest and Preferred Stock Dividends and adjustment for distributions on Mobility II preferred interests and share-based payments (in periods of net income) or adjustment of carrying value of noncontrolling interest (in periods of net loss), divided by the weighted average common shares outstanding for the period.

3 The more than 3 million U.S. business customer locations are included within the 10+ million U.S. business customer locations on or within 1,000 feet of our fiber.
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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4Latin America segment results have been recast to classify Vrio as a discontinued operation. Segment results consist solely of AT&T Mexico operations.

About AT&T
We help more than 100 million U.S. families, friends and neighbors, plus nearly 2.5 million businesses, connect to greater possibility. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc. (NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

Non-GAAP Measures and Reconciliations to GAAP Measures
Schedules and reconciliations of non-GAAP financial measures cited in this document to the most directly comparable financial measures under generally accepted accounting principles (GAAP) can be found at https://investors.att.com and in our Form 8-K dated January 25, 2023. Free cash flow, EBITDA, adjusted operating income and net debt are non-GAAP financial measures frequently used by investors and credit rating agencies.

Adjusted diluted EPS from continuing operations includes adjusting items to revenues and costs that we consider non-operational in nature, including items arising from asset acquisitions or dispositions. We adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

For 4Q22, Adjusted EPS from continuing operations of $0.61 is Reported EPS from continuing operations of ($3.20) adjusted for $3.57 impairments, abandonments and restructuring, $0.19 actuarial loss on benefit plans, $0.04 proportionate share of intangible amortization at the DIRECTV equity method investment, $0.04 benefit-related and other costs and $0.01 impact of Accounting Standards Update (ASU) No. 2020-06, minus $0.04 benefit from tax items.

For 4Q21, Adjusted EPS from continuing operations of $0.56 is Diluted EPS from continuing operations of $0.66 adjusted for $0.05 proportionate share of intangible amortization at the DIRECTV equity method investment, $0.01 asset impairments and $0.01 impact of ASU No. 2020-06, minus $0.11 actuarial gain on benefit plans, $0.03 benefit from tax items and $0.03 of benefit-related and other costs.

For 2022, Adjusted EPS from continuing operations of $2.57 is Reported EPS from continuing operations of ($1.10) adjusted for $3.59 impairments, abandonments and restructuring, $0.19 benefit-related and other costs, $0.16 proportionate share of intangible amortization at the DIRECTV equity method investment, and $0.06 impact of ASU No. 2020-06, minus $0.20 actuarial gain on benefit plans and $0.13 benefit from tax items.

For 2021, Adjusted EPS from continuing operations of $2.63 is Diluted EPS from continuing operations of $3.02 adjusted for $0.09 proportionate share of intangible amortization at the DIRECTV equity method investment, $0.03 impact of ASU No. 2020-06, and $0.02 asset impairments, minus $0.42 actuarial gain on benefit plans, $0.08 benefit from tax items and $0.03 of benefit-related and other costs.
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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The company expects adjustments to 2023 reported diluted EPS to include our proportionate share of intangible amortization at the DIRECTV equity method investment in the range of $1.3 billion, a non-cash mark-to-market benefit plan gain/loss, the impact of ASU No. 2020-06 and other items. The company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our projected 2023 Adjusted EPS depends on future levels of revenues and expenses, most of which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.

Capital investment from continuing operations is a non-GAAP financial measure that provides an additional view of cash paid for capital investment to provide a comprehensive view of cash used to invest in our networks, product developments and support systems. In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. Capital investment from continuing operations includes capital expenditures from continuing operations and cash paid for vendor financing ($0.5 billion in 4Q22, $4.7 billion in 2022). For 2023, capital investment is expected to be about $24 billion, consistent with 2022 levels. Due to high variability and difficulty in predicting items that impact capital expenditures and vendor financing payments, the company is not able to provide a reconciliation between projected capital investment and the most comparable GAAP metrics without unreasonable effort.

Free cash flow from continuing operations for 4Q22 of $6.1 billion is cash from operating activities from continuing operations of $10.3 billion, plus cash distributions from DIRECTV classified as investing activities of $0.4 billion, minus capital expenditures from continuing operations of $4.2 billion and cash paid for vendor financing of $0.5 billion.

For 2022, free cash flow from continuing operations of $14.1 billion is cash from operating activities from continuing operations of $35.8 billion, plus cash distributions from DIRECTV classified as investing activities of $2.6 billion, minus capital expenditures from continuing operations of $19.6 billion and cash paid for vendor financing of $4.7 billion.

Due to high variability and difficulty in predicting items that impact cash from operating activities, cash distributions from DIRECTV, capital expenditures and vendor financing payments, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.

EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues. EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.

Adjusted EBITDA is calculated by excluding from operating revenues and operating expenses certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, significant abandonments and impairment, benefit-related gains and losses, employee separation and other material gains and losses.

EBITDA and Adjusted EBITDA estimates depend on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected EBITDA and projected Adjusted EBITDA and the most comparable GAAP metrics without unreasonable effort.

Standalone AT&T results reflect the historical operating results of the company presented as continuing operations, and also excludes U.S. Video and other 2021 dispositions included in Corporate and Other. Standalone AT&T results are presented to provide 2021 full-year results that are comparable to 2022 continuing operations financial data. For the current and future quarters and 2022, standalone AT&T is the same as continuing operations. See our Form 8-K dated January 25, 2023, for further discussion and information.

Operating Revenues of standalone AT&T for 2021 of $118.2 billion is calculated as Operating Revenues from continuing operations of $134.0 billion less revenues of $15.8 billion from U.S. Video and other divested businesses.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Adjusted Operating Income of standalone AT&T for 2021 of $22.3 billion is calculated as Adjusted Operating Income from continuing operations of $26.2 billion less $3.9 billion from U.S. Video and other divested businesses, including a comparative adjustment applied to prior periods for estimated DIRECTV-related retained costs. After the 3Q21 DIRECTV transaction, we retained incurred operations and support costs and depreciation of network infrastructure, that provides both U-verse video and broadband services to customers. Approximately 60% of these costs will be received from DIRECTV through transition service agreements and commercial arrangements.

Standalone AT&T Adjusted diluted EPS for 2021 of $2.41 is calculated as Adjusted EPS from continuing operations of $2.63 less $0.22 of adjustments to exclude operating income of U.S. Video (including estimated retained costs) and other dispositions, and include our estimate of equity in net income from DIRECTV investment.

Adjusted Operating Income from continuing operations is operating income from continuing operations adjusted for revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. For 4Q22, Adjusted Operating Income from continuing operations of $5.7 billion is calculated as operating income from continuing operations of ($21.1) billion plus $26.7 billion of adjustments. For 4Q21, Adjusted Operating Income from continuing operations of $5.0 billion is calculated as operating income from continuing operations of $4.9 billion plus $0.1 billion of adjustments.

For 2022, Adjusted Operating Income from continuing operations of $23.5 billion is calculated as Operating Income from continuing operations of ($4.6) billion plus $28.1 billion of adjustments. For 2021, Adjusted Operating Income from continuing operations of $26.2 billion is calculated as operating income from continuing operations of $25.9 billion plus $0.3 billion of adjustments. Adjustments for all periods are detailed in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated January 25, 2023.

Adjusted Equity in Net Income from DIRECTV investment of $0.7 billion for 4Q22 ($3.4 billion for 2022) is calculated as equity income from DIRECTV of $0.4 billion ($1.8 billion for 2022) reported in Equity in Net Income of Affiliates and excludes $0.4 billion ($1.5 billion for 2022) of AT&T’s proportionate share of the noncash depreciation and amortization of fair value accretion from DIRECTV’s revaluation of assets and purchase price allocation. Our projected 2023 adjusted equity in net income from DIRECTV investment depends on financial projections provided by DIRECTV. The company is not able to provide a reconciliation to the most comparable GAAP metric as DIRECTV’s financial results are not reasonably estimable by AT&T.

Net Debt of $132.2 billion at December 31, 2022 is calculated as Total Debt of $135.9 billion less Cash and Cash Equivalents of $3.7 billion).

For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: (214) 912-8541
Email: fletcher.cook@att.com

Brittany Siwald
AT&T Inc.
Phone: (214) 202-6630
Email: brittany.a.siwald@att.com
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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